VALIDUS ANNOUNCES SECOND QUARTER 2014 NET INCOME OF $153.4 MILLION

ANNUALIZED RETURN ON AVERAGE EQUITY OF 16.5%

BOOK VALUE PER DILUTED SHARE OF $38.55 AT JUNE 30, 2014

Pembroke, Bermuda, July 24, 2014 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $153.4 million, or $1.61 per diluted common share, for the three months ended June 30, 2014, compared to $30.7 million, or $0.28 per diluted common share, for the three months ended June 30, 2013. Net income available to Validus was $315.8 million, or $3.27 per diluted common share, for the six months ended June 30, 2014, compared to $254.0 million, or $2.21 per diluted common share, for the six months ended June 30, 2013.
Net operating income available to Validus was $132.6 million, or $1.39 per diluted common share, for the three months ended June 30, 2014, compared to $111.4 million, or $1.03 per diluted common share, for the three months ended June 30, 2013. Net operating income available to Validus was $278.7 million, or $2.89 per diluted common share, for the six months ended June 30, 2014, compared to $327.1 million, or $2.90 per diluted common share, for the six months ended June 30, 2013.
Book value per diluted common share stands at $38.55, reflecting quarterly growth of 3.4% inclusive of dividends.

Commenting on the financial results for the three months ended June 30, 2014, Validus' Chairman and CEO Ed Noonan stated:

“Validus reported another solid quarter delivering $153.4 million of net income and a 16.5% annualized return on average equity. Strong underwriting and good diversification between insurance and reinsurance continued to drive our results as Validus posted an overall combined ratio of 68.6%. Despite competitive pressures in the marketplace and more loss activity than the market may have appreciated, all three of our segments - Validus Re, Talbot and AlphaCat - performed well.

Earlier in the quarter Validus announced an important strategic development, an agreement to acquire Western World Insurance Group. Western World is a leader in the U.S. excess and surplus lines market and adds a key pillar to our existing global platform for the distribution of short tail insurance and reinsurance.”

Net income and net operating income available to Validus, earnings and operating earnings per diluted share available to Validus, by segment for the three months ended June 30, 2014 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$125.6	$107.1
Talbot	52.7	48.6
PaCRe, Ltd.	3.8	0.1
Other AlphaCat Companies	11.2	11.7
AlphaCat subtotal	15.0	11.8
Corporate & Eliminations	(39.9)	(34.9)
Total	$153.4	$132.6
Earnings per diluted share available to Validus	$1.61
Operating earnings per diluted share available to Validus		$1.39
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Second Quarter 2014 Results
Highlights for the second quarter include the following:

•	Gross premiums written for the three months ended June 30, 2014 were $655.7 million compared to $702.3 million for the three months ended June 30, 2013, a decrease of $46.6 million, or 6.6%.

•	Net premiums earned for the three months ended June 30, 2014 were $466.0 million compared to $547.5 million for the three months ended June 30, 2013, a decrease of $81.5 million, or 14.9%.

•	Underwriting income for the three months ended June 30, 2014 was $146.1 million compared to $117.7 million for the three months ended June 30, 2013, an increase of $28.5 million, or 24.2%.

•
Combined ratio for the three months ended June 30, 2014 of 68.6% which included $72.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 15.6 percentage points compared to a combined ratio for the three months ended June 30, 2013 of 78.5% which included $41.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.5 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. Netted in the loss development for the quarter is adverse movement on Validus’ estimate of losses from Costa Concordia, which increased by $15.9 million.

•
Net operating income available to Validus for the three months ended June 30, 2014 was $132.6 million compared to $111.4 million for the three months ended June 30, 2013, an increase of $21.2 million, or 19.0%.

•	Net income available to Validus for the three months ended June 30, 2014 was $153.4 million compared to $30.7 million for the three months ended June 30, 2013, an increase of $122.6 million.

•	Annualized return on average equity of 16.5% and annualized net operating return on average equity of 14.3%.

Highlights for the year to date include the following:

•	Gross premiums written for the six months ended June 30, 2014 were $1,667.7 million compared to $1,807.1 million for the six months ended June 30, 2013, a decrease of $139.4 million, or 7.7%.

•	Net premiums earned for the six months ended June 30, 2014 were $949.0 million compared to $1,078.5 million for the six months ended June 30, 2013, a decrease of $129.6 million, or 12.0%.

•	Underwriting income for the six months ended June 30, 2014 was $299.2 million compared to $327.7 million for the six months ended June 30, 2013, a decrease of $28.6 million, or 8.7%.

•
Combined ratio for the six months ended June 30, 2014 of 68.5% which included $112.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.8 percentage points compared to a combined ratio for the six months ended June 30, 2013 of 69.7% which included $106.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.9 percentage points.

•
Net operating income available to Validus for the six months ended June 30, 2014 was $278.7 million compared to $327.1 million for the six months ended June 30, 2013, a decrease of $48.4 million, or 14.8%.

•	Net income available to Validus for the six months ended June 30, 2014 was $315.8 million compared to $254.0 million for the six months ended June 30, 2013, an increase of $61.8 million, or 24.3%.

•	Annualized return on average equity of 17.0% and annualized net operating return on average equity of 15.0%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable Loss Events
During the three months ended June 30, 2014, the Company did not incur any notable losses, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. During the three months ended June 30, 2013, the Company incurred $77.6 million of losses from one notable loss event, European floods, which represented 14.2 percentage points of the loss ratio. Including the impact of $7.1 million of reinstatement premiums, the effect of this event on second quarter 2013 net income was a decrease of $70.4 million. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended June 30, 2014 and 2013 was 49.7% and 41.7%, respectively.

Three Months Ended June 30, 2014
(Dollars in thousands)
Second Quarter 2014 Notable Loss Event (a)	Validus Re			AlphaCat		Talbot		Total
Description	Net Losses and Loss Expenses	`	% of NPE	Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE
None	$—		—%	$—	—%	$—	—%	$—	—%
Total	$—		—%	$—	—%	$—	—%	$—	—%

		Three Months Ended June 30, 2013
		(Dollars in thousands)
Second Quarter 2013 Notable Loss Event (a)		Validus Re		AlphaCat (d)		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
European floods	Floods	$69,895	22.9%	$975	2.8%	$6,717	3.2%	$77,587	14.2%
Total		$69,895	22.9%	$975	2.8%	$6,717	3.2%	$77,587	14.2%

(a)
The notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude of this event, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company's actual ultimate net losses from this event may vary materially from this estimate.

(b)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $7.1 million for the three months ended June 30, 2013.

(c)	NPE = Net premiums earned

(d)	The AlphaCat segment incurred loss and loss expenses of $1.0 million. The Company's share of the loss was $0.1 million as a result of Validus' investment in an AlphaCat ILS fund.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Re Segment - Second Quarter 2014 Results
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2014 were $310.3 million compared to $353.4 million for the three months ended June 30, 2013, a decrease of $43.1 million, or 12.2%. Gross premiums written for the three months ended June 30, 2014 included $275.8 million of property premiums, $(0.2) million of marine premiums and $34.7 million of specialty premiums, compared to $304.9 million of property premiums, $10.8 million of marine premiums and $37.7 million of specialty premiums for the three months ended June 30, 2013.

•	Net premiums earned for the three months ended June 30, 2014 were $221.7 million compared to $304.8 million for the three months ended June 30, 2013, a decrease of $83.0 million, or 27.2%.

•	The combined ratio for the three months ended June 30, 2014 was 57.8% compared to 81.5% for the three months ended June 30, 2013, a decrease of 23.7 percentage points.

•
The loss ratio for the three months ended June 30, 2014 was 35.0% compared to 60.3% for the three months ended June 30, 2013, a decrease of 25.3 percentage points. The loss ratio for the three months ended June 30, 2014 included favorable loss reserve development on prior accident years of $26.7 million, benefiting the loss ratio by 12.0 percentage points. The loss ratio for the three months ended June 30, 2013 included favorable loss reserve development on prior accident years of $3.0 million, benefiting the loss ratio by 1.0 percentage point. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Validus Re for the three months ended June 30, 2014 was $107.1 million compared to $73.6 million, for the three months ended June 30, 2013, an increase of $33.6 million, or 45.6%.

•
General and administrative expenses for the three months ended June 30, 2014 were $17.0 million compared to $20.4 million for the three months ended June 30, 2013, a decrease of $3.4 million, or 16.6%.

Highlights for the year to date include the following:

•
Gross premiums written for the six months ended June 30, 2014 were $989.3 million compared to $1,101.3 million for the six months ended June 30, 2013, a decrease of $112.1 million, or 10.2%. Gross premiums written for the six months ended June 30, 2014 included $546.4 million of property premiums, $152.7 million of marine premiums and $290.1 million of specialty premiums, compared to $630.9 million of property premiums, $172.2 million of marine premiums and $298.2 million of specialty premiums for the six months ended June 30, 2013.

•	Net premiums earned for the six months ended June 30, 2014 were $460.1 million compared to $607.9 million for the six months ended June 30, 2013, a decrease of $147.8 million, or 24.3%.

•	The combined ratio for the six months ended June 30, 2014 was 55.6% compared to 66.6% for the six months ended June 30, 2013, a decrease of 11.0 percentage points.

•
The loss ratio for the six months ended June 30, 2014 was 31.7% compared to 42.3% for the six months ended June 30, 2013, a decrease of 10.6 percentage points. The loss ratio for the six months ended June 30, 2014 included favorable loss reserve development on prior accident years of $36.7 million, benefiting the loss ratio by 8.0 percentage points. The loss ratio for the six months ended June 30, 2013 included favorable loss reserve development on prior accident years of $31.8 million, benefiting the loss ratio by 5.2 percentage points.

•
Net operating income available to Validus Re for the six months ended June 30, 2014 was $240.0 million compared to $255.9 million, for the six months ended June 30, 2013, a decrease of $15.9 million, or 6.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	General and administrative expenses for the six months ended June 30, 2014 were $35.2 million compared to $49.9 million for the six months ended June 30, 2013, a decrease of $14.6 million, or 29.3%.

Talbot Segment - Second Quarter 2014 Results
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2014 were $317.9 million compared to $315.5 million for the three months ended June 30, 2013, an increase of $2.4 million, or 0.8%. Gross premiums written for the three months ended June 30, 2014 included $116.0 million of property premiums, $109.4 million of marine premiums and $92.6 million of specialty premiums compared to $124.2 million of property premiums, $105.5 million of marine premiums and $85.8 million of specialty premiums for the three months ended June 30, 2013.

•	Net premiums earned for the three months ended June 30, 2014 were $211.8 million compared to $207.7 million for the three months ended June 30, 2013, an increase of $4.1 million, or 2.0%.

•	The combined ratio for the three months ended June 30, 2014 was 78.7% compared to 75.3% for the three months ended June 30, 2013, an increase of 3.4 percentage points.

•
The loss ratio for the three months ended June 30, 2014 was 39.7% compared to 38.6% for the three months ended June 30, 2013, an increase of 1.1 percentage points. The loss ratio for the three months ended June 30, 2014 included favorable loss reserve development on prior accident years of $42.2 million, benefiting the loss ratio by 19.9 percentage points. The loss ratio for the three months ended June 30, 2013 included favorable loss reserve development on prior accident years of $38.0 million, benefiting the loss ratio by 18.3 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Talbot for the three months ended June 30, 2014 was $48.6 million compared to $56.6 million, for the three months ended June 30, 2013, a decrease of $8.0 million, or 14.1%.

Highlights for the year to date include the following:

•
Gross premiums written for the six months ended June 30, 2014 were $608.6 million compared to $609.0 million for the six months ended June 30, 2013, a decrease of $0.4 million, or 0.1%. Gross premiums written for the six months ended June 30, 2014 included $194.1 million of property premiums, $229.0 million of marine premiums and $185.6 million of specialty premiums compared to $202.2 million of property premiums, $230.3 million of marine premiums and $176.6 million of specialty premiums for the six months ended June 30, 2013.

•	Net premiums earned for the six months ended June 30, 2014 were $425.7 million compared to $408.0 million for the six months ended June 30, 2013, an increase of $17.7 million, or 4.3%.

•	The combined ratio for the six months ended June 30, 2014 was 82.6% compared to 73.6% for the six months ended June 30, 2013, an increase of 9.0 percentage points.

•
The loss ratio for the six months ended June 30, 2014 was 43.8% compared to 37.1% for the six months ended June 30, 2013, an increase of 6.7 percentage points. The loss ratio for the six months ended June 30, 2014 included favorable loss reserve development on prior accident years of $63.8 million, benefiting the loss ratio by 15.0 percentage points. The loss ratio for the six months ended June 30, 2013 included favorable loss reserve development on prior accident years of $75.0 million, benefiting the loss ratio by 18.4 percentage points.

•
Net operating income available to Talbot for the six months ended June 30, 2014 was $82.3 million compared to $116.3 million, for the six months ended June 30, 2013, a decrease of $34.0 million, or 29.3%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

AlphaCat Segment - Second Quarter 2014 Results
Highlights for the second quarter include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended June 30, 2014 were $43.8 million compared to $46.8 million for the three months ended June 30, 2013, a decrease of $3.0 million, or 6.4%.

•	Net premiums earned for the three months ended June 30, 2014 were $32.5 million compared to $35.0 million for the three months ended June 30, 2013, a decrease of $2.5 million, or 7.2%.

•	Other income for the three months ended June 30, 2014 was $6.0 million compared to $7.0 million for the three months ended June 30, 2013, a decrease of $1.0 million, or 14.4%.

•	Income from operating affiliates for the three months ended June 30, 2014 was $4.9 million compared to $3.8 million for the three months ended June 30, 2013, an increase of $1.1 million, or 29.0%.

•
Income attributable to operating affiliate investors for the three months ended June 30, 2014 was $25.3 million compared to $20.3 million for the three months ended June 30, 2013, resulting in a decrease to net operating income of $5.1 million, or 24.9%.

•	The combined ratio for the three months ended June 30, 2014 was 12.2% compared to 25.7% for the three months ended June 30, 2013, a decrease of 13.5 percentage points.

•
The loss ratio for the three months ended June 30, 2014 was (9.3)% compared to 3.8% for the three months ended June 30, 2013, a decrease of 13.1 percentage points. The loss ratio for the three months ended June 30, 2014 included favorable loss reserve development on prior accident years of $3.7 million, benefiting the loss ratio by 11.5 percentage points. Accounting for Validus' ownership interest in the various AlphaCat entities, the impact of the AlphaCat favorable development on net operating income available to Validus was $0.9 million.

•	Net operating income available to AlphaCat for the three months ended June 30, 2014 was $11.8 million compared to $11.9 million, for the three months ended June 30, 2013, a decrease of 0.3%.
Highlights for the year to date include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the six months ended June 30, 2014 were $128.1 million compared to $143.3 million for the six months ended June 30, 2013, a decrease of $15.1 million, or 10.6%.

•	Net premiums earned for the six months ended June 30, 2014 were $63.1 million compared to $62.6 million for the six months ended June 30, 2013, an increase of $0.5 million, or 0.9%.

•	Other income for the six months ended June 30, 2014 was $15.5 million compared to $13.6 million for the six months ended June 30, 2013, an increase of $1.9 million, or 13.6%.

•	Income from operating affiliates for the six months ended June 30, 2014 was $9.8 million compared to $7.3 million for the six months ended June 30, 2013, an increase of $2.5 million, or 34.2%.

•
Income attributable to operating affiliate investors for the six months ended June 30, 2014 was $57.0 million compared to $30.3 million for the six months ended June 30, 2013, resulting in a decrease to net operating income of $26.7 million, or 88.0%.

•	The combined ratio for the six months ended June 30, 2014 was 5.1% compared to 25.1% for the six months ended June 30, 2013, a decrease of 20.0 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the six months ended June 30, 2014 was (17.3)% compared to 2.1% for the six months ended June 30, 2013, a decrease of 19.4 percentage points. The loss ratio for the six months ended June 30, 2014 included favorable loss reserve development on prior accident years of $11.6 million, benefiting the loss ratio by 18.4 percentage points. Accounting for Validus' ownership interest in the various AlphaCat entities, the impact of the AlphaCat favorable development on net operating income available to Validus was $2.7 million.

•
Net operating income available to AlphaCat for the six months ended June 30, 2014 was $24.7 million compared to $30.3 million, for the six months ended June 30, 2013, a decrease of $5.6 million, or 18.4%.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
General and administrative expenses for the three months ended June 30, 2014, net of eliminations related to the operating segments, were $18.8 million compared to $14.4 million for the three months ended June 30, 2013, an increase of $4.5 million or 31.3%. Share compensation expenses for the three months ended June 30, 2014, net of operating segment eliminations were $3.0 million compared to $2.7 million for the three months ended June 30, 2013, an increase of $0.3 million or 11.8%. In addition to the general and administrative expenses noted above, there were $3.3 million of non-recurring costs relating to the proposed acquisition of Western World Insurance Group, Inc. in the quarter.
General and administrative expenses for the six months ended June 30, 2014, net of eliminations related to the operating segments, were $35.8 million compared to $30.2 million for the six months ended June 30, 2013, an increase of $5.6 million, or 18.4%. Share compensation expenses for the six months ended June 30, 2014 were $5.3 million compared to $2.1 million for the six months ended June 30, 2013, an increase of $3.3 million, or 155.9%.
Investments
Net investment income for the three months ended June 30, 2014 was $21.3 million compared to $26.2 million for the three months ended June 30, 2013, a decrease of $4.9 million, or 18.8%.
Net realized gains on investments for the three months ended June 30, 2014 were $7.9 million compared to $3.4 million for the three months ended June 30, 2013, an increase of $4.4 million, or 130.5%.
The change in net unrealized gains on investments for the three months ended June 30, 2014 was $45.4 million compared to the change in net unrealized losses of ($141.3) million for the three months ended June 30, 2013, an increase of $186.8 million, or 132.1%. Net unrealized gains on investments for the three months ended June 30, 2014 were driven by $31.3 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $28.1 million for the three months ended June 30, 2014, leaving a net impact to the Company of $3.1 million.
The change in net unrealized losses on investments for the three months ended June 30, 2013 was driven by ($70.8) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was ($63.7) million for the three months ended June 30, 2013, leaving a net impact to the Company of ($7.1) million.
Net investment income for the six months ended June 30, 2014 was $44.6 million compared to $51.9 million for the six months ended June 30, 2013, a decrease of $7.2 million, or 13.9%.
Net realized gains on investments for the six months ended June 30, 2014 were $11.6 million compared to $5.1 million for the six months ended June 30, 2013, an increase of $6.5 million, or 126.1%.
The change in net unrealized gains on investments for the six months ended June 30, 2014 was $101.1 million compared to the change in net unrealized losses of ($148.6) million for the six months ended June 30, 2013, an increase of $249.7 million, or 168.1%. Net unrealized gains on investments for the six months ended June 30, 2014 were driven by $77.9 million in unrealized

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $70.1 million for the six months ended June 30, 2014, leaving a net impact to the Company of $7.8 million.
The change in net unrealized losses on investments for the six months ended June 30, 2013 was driven by ($75.9) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was ($68.3) million for the six months ended June 30, 2013, leaving a net impact to the Company of ($7.6) million.
Finance Expenses
Finance expenses for the three months ended June 30, 2014 were $16.1 million compared to $17.6 million for the three months ended June 30, 2013, a decrease of $1.4 million, or 8.2%.
Finance expenses for the six months ended June 30, 2014 were $32.0 million compared to $31.9 million for the six months ended June 30, 2013, an increase of $0.1 million, or 0.3%.
Shareholders' Equity and Capitalization
As at June 30, 2014, total shareholders' equity was $4.4 billion including $575.3 million of noncontrolling interest. Shareholders' equity available to Validus was $3.8 billion as at June 30, 2014. Book value per diluted common share was $38.55 at June 30, 2014, compared to $37.58 at March 31, 2014. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure is presented at the end of this release.
Total capitalization at June 30, 2014 was $5.2 billion, including $541.4 million of junior subordinated deferrable debentures, $247.3 million of senior notes and $66.3 million of redeemable noncontrolling interest. Total capitalization available to Validus at June 30, 2014 was $4.6 billion, excluding $575.3 million of noncontrolling interest and $66.3 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended June 30, 2014, there were no share repurchases. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2014				Quarter ended
Effect of share repurchases:	(cumulative)	April	May	June	June 30, 2014
Aggregate purchase price (a)	$1,917,688	$—	$—	$—	$—
Shares repurchased	62,171,982	—	—	—	—
Average price (a)	$30.84	$—	$—	$—	$—

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					2.93
Earnings per diluted share - Quarter (c)					0.61

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at June 30, 2014	July	As at July 23, 2014	Cumulative to Date Effect
Aggregate purchase price (a)	$1,917,688	$—	$—	$1,917,688
Shares repurchased	62,171,982	—	—	62,171,982
Average price (a)	$30.84	$—	$—	$30.84
(a) Share transactions are on a trade date basis through July 23, 2014 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2014 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on July 25, 2014 at 10:00 AM (Eastern) to discuss the second quarter 2014 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 3726 5015. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 8, 2014, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 3726 5015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through August 8, 2014. In addition, a financial supplement relating to the Company's financial results for the three and six months ended June 30, 2014 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2014	December 31, 2013

Assets
Fixed maturities, at fair value (amortized cost: 2014—$5,115,945; 2013—$5,522,853)	$5,154,629	$5,542,258
Short-term investments, at fair value (amortized cost: 2014—$816,651; 2013—$751,734)	816,820	751,778
Other investments, at fair value (cost: 2014—$717,908; 2013—$637,728)	783,423	618,316
Cash and cash equivalents	1,166,410	1,056,346
Total investments and cash	7,921,282	7,968,698
Investments in affiliates	213,619	141,243
Premiums receivable	1,215,454	697,233
Deferred acquisition costs	210,642	134,269
Prepaid reinsurance premiums	178,291	103,251
Securities lending collateral	1,321	3,392
Loss reserves recoverable	338,734	370,154
Paid losses recoverable	59,682	80,080
Intangible assets	104,327	106,407
Goodwill	20,393	20,393
Accrued investment income	18,008	18,876
Other assets	156,651	202,436
Total assets	$10,438,404	$9,846,432

Liabilities
Reserve for losses and loss expenses	$2,867,307	$3,030,399
Unearned premiums	1,372,768	824,496
Reinsurance balances payable	162,114	154,874
Securities lending payable	1,787	3,858
Deferred income taxes	20,522	19,086
Net payable for investments purchased	44,713	19,383
Accounts payable and accrued expenses	138,906	278,187
Notes payable to operating affiliates	622,950	439,272
Senior notes payable	247,252	247,198
Debentures payable	541,350	541,416
Total liabilities	6,019,669	5,558,169

Commitments and contingent liabilities
Redeemable noncontrolling interest	66,282	86,512

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2014—155,205,796; 2013—154,488,497; Outstanding: 2014—91,394,939; 2013—96,044,312)	27,161	27,036
Treasury shares (2014—63,810,857; 2013—58,444,185)	(11,167)	(10,228)
Additional paid-in-capital	1,492,472	1,677,894
Accumulated other comprehensive income (loss)	2,460	(617)
Retained earnings	2,266,180	2,010,009
Total shareholders' equity available to Validus	3,777,106	3,704,094

Noncontrolling interest	575,347	497,657

Total shareholders' equity	4,352,453	4,201,751

Total liabilities, noncontrolling interests and shareholders' equity	$10,438,404	$9,846,432

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and six months ended June 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Underwriting income
Gross premiums written	$655,674	$702,313	$1,667,665	$1,807,073
Reinsurance premiums ceded	(50,565)	(121,396)	(245,473)	(308,612)
Net premiums written	605,109	580,917	1,422,192	1,498,461
Change in unearned premiums	(139,106)	(33,459)	(473,232)	(419,942)
Net premiums earned	466,003	547,458	948,960	1,078,519

Underwriting deductions
Losses and loss expenses	158,745	265,044	321,416	409,815
Policy acquisition costs	78,953	87,152	164,602	180,763
General and administrative expenses	73,842	70,967	148,287	151,246
Share compensation expenses	8,341	6,638	15,488	8,956
Total underwriting deductions	319,881	429,801	649,793	750,780

Underwriting income	$146,122	$117,657	$299,167	$327,739

Net investment income	21,286	26,210	44,648	51,859
Other income	5,235	4,418	19,065	7,103
Finance expenses	(16,126)	(17,566)	(32,026)	(31,935)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$156,517	$130,719	$330,854	$354,766
Tax (expense) benefit	(1,391)	(93)	(1,351)	225
Income from operating affiliates	4,892	3,793	9,819	7,316
(Income) attributable to operating affiliate investors	(25,316)	(20,264)	(57,026)	(30,341)
Net operating income	$134,702	$114,155	$282,296	$331,966

Net realized gains on investments	7,858	3,409	11,598	5,130
Change in net unrealized gains (losses) on investments	45,427	(141,348)	101,120	(148,585)
Income from investment affiliate	779	1,753	6,127	3,230
Foreign exchange gains (losses)	3,158	(8,223)	(3,320)	(1,301)
Transaction expenses (a)	(3,252)	—	(3,252)	—
Net income (loss)	$188,672	$(30,254)	$394,569	$190,440

Net (income) loss attributable to noncontrolling interest	(35,305)	60,976	(78,814)	63,525

Net income available to Validus	$153,367	$30,722	$315,755	$253,965

Selected ratios:
Net premiums written / Gross premiums written	92.3%	82.7%	85.3%	82.9%

Losses and loss expenses	34.1%	48.4%	33.9%	38.0%
Policy acquisition costs	16.9%	15.9%	17.3%	16.8%
General and administrative expenses (b)	17.6%	14.2%	17.3%	14.9%
Expense ratio	34.5%	30.1%	34.6%	31.7%

Combined ratio	68.6%	78.5%	68.5%	69.7%

(a) The transaction expenses relate to costs incurred in connection with the proposed acquisition of Western World Insurance Group, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended June 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30, 2014					Three Months Ended June 30, 2013
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	310,286	43,790	317,944	(16,346)	655,674	353,384	46,760	315,518	(13,349)	702,313
Reinsurance premiums ceded	(30,535)	—	(36,376)	16,346	(50,565)	(87,558)	—	(47,187)	13,349	(121,396)
Net premiums written	279,751	43,790	281,568	—	605,109	265,826	46,760	268,331	—	580,917
Change in unearned premiums	(58,023)	(11,330)	(69,753)	—	(139,106)	38,925	(11,770)	(60,614)	—	(33,459)
Net premiums earned	221,728	32,460	211,815	—	466,003	304,751	34,990	207,717	—	547,458

Underwriting deductions
Losses and loss expenses	77,688	(3,033)	84,090	—	158,745	183,646	1,313	80,085	—	265,044
Policy acquisition costs	31,125	3,056	45,593	(821)	78,953	42,789	3,586	41,667	(890)	87,152
General and administrative expenses	17,040	3,780	34,173	18,849	73,842	20,423	3,992	32,192	14,360	70,967
Share compensation expenses	2,336	161	2,862	2,982	8,341	1,529	85	2,357	2,667	6,638
Total underwriting deductions	128,189	3,964	166,718	21,010	319,881	248,387	8,976	156,301	16,137	429,801

Underwriting income (loss)	93,539	28,496	45,097	(21,010)	146,122	56,364	26,014	51,416	(16,137)	117,657

Net investment income	16,758	829	4,671	(972)	21,286	22,949	973	4,383	(2,095)	26,210
Other income (loss)	969	6,005	258	(1,997)	5,235	(361)	7,015	491	(2,727)	4,418
Finance expenses	(3,670)	(971)	(68)	(11,417)	(16,126)	(5,241)	(2,945)	(75)	(9,305)	(17,566)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	107,596	34,359	49,958	(35,396)	156,517	73,711	31,057	56,215	(30,264)	130,719
Tax (expense) benefit	(460)	—	(1,364)	433	(1,391)	(145)	—	383	(331)	(93)
Income from operating affiliates	—	4,892	—	—	4,892	—	3,793	—	—	3,793
(Income) attributable to operating affiliate investors	—	(25,316)	—	—	(25,316)	—	(20,264)	—	—	(20,264)
Net operating income (loss) (a)	107,136	13,935	48,594	(34,963)	134,702	73,566	14,586	56,598	(30,595)	114,155
Net operating (income) attributable to noncontrolling interest	—	(2,094)	—	—	(2,094)	—	(2,707)	—	—	(2,707)
Net operating income (loss) available (attributable) to Validus	107,136	11,841	48,594	(34,963)	132,608	73,566	11,879	56,598	(30,595)	111,448

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the six months ended June 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Six Months Ended June 30, 2014					Six Months Ended June 30, 2013
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	989,272	128,137	608,639	(58,383)	1,667,665	1,101,347	143,276	609,048	(46,598)	1,807,073
Reinsurance premiums ceded	(173,175)	(3,700)	(126,981)	58,383	(245,473)	(213,286)	—	(141,924)	46,598	(308,612)
Net premiums written	816,097	124,437	481,658	—	1,422,192	888,061	143,276	467,124	—	1,498,461
Change in unearned premiums	(355,983)	(61,294)	(55,955)	—	(473,232)	(280,176)	(80,669)	(59,097)	—	(419,942)
Net premiums earned	460,114	63,143	425,703	—	948,960	607,885	62,607	408,027	—	1,078,519

Underwriting deductions
Losses and loss expenses	145,843	(10,893)	186,466	—	321,416	257,048	1,313	151,454	—	409,815
Policy acquisition costs	70,370	6,036	90,521	(2,325)	164,602	94,533	6,224	82,193	(2,187)	180,763
General and administrative expenses	35,235	7,908	69,322	35,822	148,287	49,864	8,029	63,104	30,249	151,246
Share compensation expenses	4,544	151	5,444	5,349	15,488	2,942	162	3,762	2,090	8,956
Total underwriting deductions	255,992	3,202	351,753	38,846	649,793	404,387	15,728	300,513	30,152	750,780

Underwriting income (loss)	204,122	59,941	73,950	(38,846)	299,167	203,498	46,879	107,514	(30,152)	327,739

Net investment income	35,523	1,709	9,357	(1,941)	44,648	46,142	1,854	9,101	(5,238)	51,859
Other income (loss)	7,739	15,502	275	(4,451)	19,065	13,129	13,648	491	(20,165)	7,103
Finance expenses	(7,509)	(1,654)	(94)	(22,769)	(32,026)	(8,493)	(4,193)	(149)	(19,100)	(31,935)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	239,875	75,498	83,488	(68,007)	330,854	254,276	58,188	116,957	(74,655)	354,766
Tax benefit (expense)	118	—	(1,234)	(235)	(1,351)	1,612	—	(671)	(716)	225
Income from operating affiliates	—	9,819	—	—	9,819	—	7,316	—	—	7,316
(Income) attributable to operating affiliate investors	—	(57,026)	—	—	(57,026)	—	(30,341)	—	—	(30,341)
Net operating income (loss) (a)	239,993	28,291	82,254	(68,242)	282,296	255,888	35,163	116,286	(75,371)	331,966
Net operating (income) attributable to noncontrolling interest	—	(3,598)	—	—	(3,598)	—	(4,900)	—	—	(4,900)
Net operating income (loss) available (attributable) to Validus	239,993	24,693	82,254	(68,242)	278,698	255,888	30,263	116,286	(75,371)	327,066

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Net income available to Validus	$153,367	$30,722	$315,755	$253,965
Adjustments for:

Net realized (gains) on investments	(7,858)	(3,409)	(11,598)	(5,130)
Change in net unrealized (gains) losses on investments	(45,427)	141,348	(101,120)	148,585
(Income) from investment affiliate	(779)	(1,753)	(6,127)	(3,230)
Foreign exchange (gains) losses	(3,158)	8,223	3,320	1,301
Transaction expenses (a)	3,252	—	3,252	—
Net income (loss) attributable to noncontrolling interest	33,211	(63,683)	75,216	(68,425)
Net operating income available to Validus	132,608	111,448	278,698	327,066
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(1,646)	(3,104)	(16,110)
Net operating income available to Validus, adjusted	$131,056	$109,802	$275,594	$310,956

Net income per share available to Validus - diluted	$1.61	$0.28	$3.27	$2.21
Adjustments for:
Net realized (gains) on investments	(0.08)	(0.03)	(0.12)	(0.04)
Change in net unrealized (gains) losses on investments	(0.48)	1.31	(1.05)	1.38
(Income) from investment affiliate	(0.01)	(0.02)	(0.06)	(0.03)
Foreign exchange (gains) losses	(0.03)	0.08	0.04	0.01
Transaction expenses (a)	0.03	—	0.03	—
Net income (loss) attributable to noncontrolling interest	0.35	(0.59)	0.78	(0.63)
Net operating income per share available to Validus - diluted	$1.39	$1.03	$2.89	$2.90

Weighted average number of common shares and common share equivalents	95,276,836	107,776,292	96,538,178	107,393,822

Average shareholders' equity available to Validus	$3,713,085	$3,760,873	$3,710,088	$3,847,524

Annualized net operating return on average equity	14.3%	11.9%	15.0%	17.0%

(a) The transaction expenses relate to costs incurred in connection with the proposed acquisition of Western World Insurance Group, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at June 30, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,777,106	91,394,939		$41.33

Book value per diluted common share
Total shareholders' equity available to Validus	3,777,106	91,394,939
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	27,313	1,477,694	$18.48
Unvested restricted shares	—	2,991,261
Book value per diluted common share	$3,895,369	101,038,008		$38.55
Adjustment for accumulated dividends				8.28
Book value per diluted common share plus accumulated dividends				$46.83

	As at December 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,704,094	96,044,312		$38.57

Book value per diluted common share
Total shareholders' equity available to Validus	3,704,094	96,044,312
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	29,688	1,572,713	$18.88
Unvested restricted shares	—	2,853,083
Book value per diluted common share	$3,832,295	105,766,164		$36.23
Adjustment for accumulated dividends				7.68
Book value per diluted common share plus accumulated dividends				$43.91

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com